Datasheet: Third Quarter 2010

November.8.2010

dts Digital Entertainment

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of November 5th, 2010)

Stock Symbol (NASDAQ)	DTSI
Price	$41.43
52-Wk Range	$25.95 to $41.49
Market Capitalization	$709.9M

2010 Revenue Outlook Assumptions

- 2010 Revenue Outlook includes:
  - Blu-ray Worldwide unit forecasts:
    - 15M to 20M Standalone Players
    - 12M to 14M PS3s
    - 9M to 11M PCs
  - 10% to 15% of Revenue to come from new, Network Connected Markets Including:
    - Televisions
    - Smartphones
    - Digital Media Players
    - Virtual Audio Applications (including PCs)

Key Financial Metrics

	2010				Fiscal
	Q3	YTD	GAAP Outlook	Non-GAAP Outlook*	2009
Revenue	$21.0M	$60.2M	$82 to $85M		$77.7M
Gross Margins	98%	98%	97% to 98%		98%
Operating Margins	27%	24%	Upper 20's	Upper 30's	23%
Tax Rate	40%	40%	Low 40's		44%
Earnings Per Share (Cont. Ops.)	$0.19	$0.50	$0.77 to $0.81	$1.05 to $1.10	$0.60
Cash Flow from Operations	$8.4M	$23.6M			$21.9M
Stock-Based Compensation	$1.7M	$5.4M			$5.7M
Amortization of Intangible Assets	$0.3M	$1.1M			$3.8M
Capital Expenditures	$0.6M	$2.6M			$12.2M

*Excludes stock-based compensation costs and amortization of intangible assets. Also excludes their related tax effects for earnings per share.

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Mandatory or optional in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem
  - Optional: Open IPTV Forum (OIPF)

Q3 2010 Revenue by Market



Other
Network Connected
Home AV
Car
Blu-ray

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com

Datasheet: Third Quarter 2010

November.8.2010

HIGH PERFORMANCE TECHNOLOGY

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel

Recent Developments

- DTS partners with Fujitsu and MSI to integrate DTS Surround Sensation UltraPC ™ into their laptop PCs, desktop All-In-One computers and the latest line of G-Series notebooks, respectively
- DTS partners with Orange Group to deliver future IPTV Services with DTS technology
- DTS and Sonic partner to significantly enhance the digital movie download experience by featuring DTS soundtracks on all RoxioNow ™ titles
- DTS partners with Pantech to deliver superior audio to mobile entertainment by bringing DTS decoding to Smartphones

Key Trends Driving Digital Media & Entertainment Industry

- The global entertainment industry continues to grow especially in new markets (internet, mobile, televisions and other network-connected devices…) and in new regions such as Asia and South America.
- Overall optical media growth is flat, but Blu-ray growth is large and accelerating and forecasted to reach a significant portion of the DVD installed base.
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global mainstream consumer electronics products.
- 3D entertainment is a growing success in cinema. The Consumer Electronics industry is starting to focus on bringing the same experience into the home.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- DTS Technologies including DTS Audio Codecs, Virtual Surround, Matrix and Post-Processing Technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices



dts-HD
Master Audio
dts-HD
High Resolution Audio
dts
Digital Surround
dts
Matrix Surround
dts
Stereo
dts
Express
High Bit Rate
Low Bit Rate

- High performance audio solutions for a range of applications
- Fully "Lossless" audio for the most demanding applications
- DTS Coherent Acoustics technology is mandatory for the Blu-ray Disc format
- Low bit rate solutions for broadcast, internet, portable & mobile handset market



This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2010 outlook and performance (which are as of November 8, 2010), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in DTS's Form 10-Q for the quarter ended September 30, 2010. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.